Exhibit 99.1

e.l.f. Beauty Announces Third Quarter 2017 Results

– Delivers 28% net sales growth over Q3 2016 –

– Raises 2017 Adjusted EPS outlook to $0.55 on net sales of approximately $270 million –

OAKLAND, California; November 8, 2017 — e.l.f. Beauty (NYSE: ELF), today announced results for the three- and nine-month periods ended September 30, 2017.

“We are pleased with our third quarter results highlighted by a 28% increase in net sales and strong earnings growth,” stated Tarang Amin, Chairman and Chief Executive Officer. “In a category currently experiencing headwinds, we continue to gain market share driven by the successful execution of our strategy, and mission to make luxurious beauty accessible for all.”

Three Months Results Ended September 30, 2017

Net sales increased 28%, or $15.6 million from the third quarter of 2016, to $71.9 million, driven by sales growth across leading national retailers and the Company’s direct business. Gross margin expanded to 60% from 58% in the third quarter of 2016, primarily as a result of margin accretive innovation, coupled with improvements in customer terms, freight costs and foreign exchange rate movements, partially offset by customer mix.

Selling, general and administrative expenses (“SG&A”) were $33.1 million, or 46% of net sales, compared to $31.0 million, or 55% of net sales in the third quarter of 2016. SG&A includes $4.3 million of costs and expenses that are non-cash or that management does not believe are reflective of the Company’s ongoing operations. Adjusted SG&A, excluding these costs and expenses, was $28.8 million, or 40% of net sales, compared to $24.2 million, or 43% of net sales, in the same period in fiscal 2016.

The provision for income taxes was $1.3 million, compared to a benefit of $1.1 million in the third quarter of 2016. The change was primarily driven by an increase in pretax net income, partially offset by the impact of discrete items, including a $0.5 million benefit from stock option exercises.

On a GAAP basis, net income was $5.9 million, or $0.12 per diluted share, based on a weighted-average share count of 49.3 million shares. This compares to a net loss attributable to common stockholders of $373.6 million, or $73.13 per share, based on a weighted-average share count of 5.1 million shares in the third quarter of 2016.

Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) increased 48% to $17.3 million compared to Adjusted EBITDA of $11.7 million in the third quarter of 2016.

Adjusted net income (net income excluding the items identified in the reconciliation table below) increased 90% to $8.5 million, compared to adjusted net income of $4.5 million in the third quarter of 2016. On a per share basis, adjusted net income increased 94% to $0.17 per diluted share, based on a weighted-average share count of 49.3 million shares, from $0.09 per diluted share, based on a pro forma share count of 50.3 million shares in the third quarter of 2016.

Nine Months Results Ended September 30, 2017

Net sales increased 23%, or $35.2 million from the first nine months of 2016, to $188.3 million and gross margin expanded to 62% from 57% in the first nine months of 2016.

Selling, general and administrative expenses (“SG&A”) were $98.8 million, or 52% of net sales, compared to $78.8 million, or 51% of net sales in the first nine months of 2016. SG&A includes $11.5 million of costs and expenses that are non-cash or that management does not believe are reflective of the Company’s ongoing operations. Adjusted SG&A, excluding these costs and expenses, was $87.4 million, or 46% of net sales, compared to $65.9 million, or 43% of net sales, in the same period in fiscal 2016.

The Company generated a tax benefit of $2.0 million, compared to a provision for income taxes of $0.1 million in the first nine months of 2016. The benefit in the first nine months of 2017 was primarily driven by the impact of discrete items, including a $4.9 million benefit from stock option exercises.

On a GAAP basis, net income was $12.0 million, or $0.24 per diluted share, based on a weighted-average share count of 49.5 million shares. This compares to a net loss attributable to common stockholders of $504.1 million, or $234.34 per share, based on a weighted-average share count of 2.2 million shares in the first nine months of 2016.

Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) increased 23% to $38.9 million compared to Adjusted EBITDA of $31.7 million in the first nine months of 2016.

Adjusted net income (net income excluding the items identified in the reconciliation table below) increased 117% to $19.1 million compared to adjusted net income of $8.8 million in the first nine months of 2016. On a per share basis, adjusted net income increased 121% to $0.39 per diluted share, based on a weighted-average share count of 49.5 million shares, compared to $0.17 per diluted share, based on a pro forma share count of 50.3 million shares in the first nine months of 2016.

Balance Sheet

At September 30, 2017, the Company had $5.7 million in cash, as compared to $21.1 million as of September 30, 2016. Inventory at September 30, 2017, totaled $63.6 million, compared to $41.3 million on September 30, 2016 and $69.4 million on December 31, 2016. At September 30, 2017, long-term debt totaled $149.7 million, as compared to $156.8 million as of September 30, 2016.

Company Outlook

The Company adjusted its 2017 outlook to approximately $270 million of net sales, reflecting timing of pipeline shipments and new distribution, as well as category trends. The Company reaffirmed its Adjusted EBITDA outlook within the previously provided range and increased its Adjusted Net Income and Adjusted Diluted EPS guidance.

	Full Year	Full Year
	2017 Outlook	2016 Actual Results
Net Sales	$ Approx. 270 million	$230 million
Adjusted EBITDA	$62 million	$54 million
Adjusted Net Income	$28 million	$18 million
Adjusted Pro Forma Diluted EPS	$0.55	$0.36
Fully Diluted Shares Outstanding	50.0 million	50.2 million

Third Quarter 2017 Conference Call

The Company will hold a conference call today, November 8, 2017, at 4:30 p.m. ET to discuss the Company’s third quarter 2017 results. Investors and analysts interested in participating in the call are invited to dial approximately ten minutes prior to the start of the call. The U.S. toll free dial-in for the conference call is (877) 407-3982 and the international dial-in number is (201) 493-6780. The conference call will also be webcast live at: http://investor.elfcosmetics.com/ and remain available for 90 days. A telephone replay of this call will be available at 7:30 p.m. ET on November 8, 2017, until 11:59 p.m. ET on November 15, 2017, and can be accessed by dialing the U.S. toll free dial-in, (844) 512-2921 or the international dial-in, (412) 317-6671, and entering replay pin number 13672483.

About e.l.f. Beauty

e.l.f. makes luxurious beauty accessible for all. Established in 2004 as an e-commerce business (www.elfcosmetics.com), e.l.f. has become a true multi-channel brand through its e.l.f. stores and national distribution at Target, Walmart, CVS and other leading retailers. By engaging young, diverse makeup enthusiasts with innovative, high-quality cosmetics at an extraordinary value, e.l.f. has become one of the fastest growing cosmetics companies in the United States.

For more information about e.l.f. Beauty, visit the Company’s website at http://www.elfcosmetics.com.

Note Regarding Non-GAAP Financial Measures

This press release includes references to Adjusted SG&A, EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Pro Forma Diluted EPS. The Company presents these measures because its management uses these as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The measures referenced above are not measurements of financial performance under GAAP and they should not be considered as alternatives to measures of performance derived in accordance with GAAP. In addition, these alternative measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These alternative measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these alternative measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation. These non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures in the tables at the end of this press release. With respect to the Company’s expectations under “Company Outlook” above, the Company is not able to provide a quantitative reconciliation of the Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Pro Forma Diluted EPS guidance non-GAAP measures to the corresponding Net Income and Diluted EPS GAAP measures without unreasonable efforts. The Company cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements discuss the Company’s current expectations, estimates and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. These statements, including management quotes and those under the heading “Company Outlook,” are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to: the Company’s ability to grow Net Sales, Gross Margin, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS as anticipated; the Company’s ability to effectively compete with other cosmetics companies; the Company’s ability to successfully introduce new products; the loss of one or more of the Company’s key retail customers or if the general business performance of its key retail customers declines; the consequences if the Company fails to maintain the quality, performance and safety of its products; the Company’s ability to successfully implement its growth strategy; the Company’s ability to grow its business at historic rates, or at all, and to manage growth effectively; any damage to the Company’s reputation or brand; the loss of, or damage to, the Company’s warehouse and distribution center and/or the manufacturing facilities or distribution centers of its third-party manufacturers and suppliers; the loss of the third-party suppliers, manufacturers, distributors and other vendors that the Company relies on to produce products or provide services that are consistent with its standards or applicable regulatory requirements; the Company’s ability to effectively manage its inventory; the Company’s ability to manage its debt obligations; the Company’s ability to maintain sufficient liquidity to sustain its business and meet seasonal working capital requirements; the Company’s ability to protect against service interruptions, data corruption, cyber-based attacks or network security breaches, and to effectively resolve issues in a timely manner if they occur; the Company’s ability to protect sensitive information of its consumers and information technology systems against security breaches; the Company’s ability to manage the political, legal and economic risks associated with its operations in China; and other risks and uncertainties that may be described from time to time in the Company’s reports and filings with the Securities and Exchange Commission, including the risks and uncertainties set forth in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2017. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaims any obligation to do so other than as may be required by law.

e.l.f. Beauty, Inc. and subsidiaries

Condensed consolidated statements of operations and comprehensive income (loss)

(unaudited)

(in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net sales	$71,865	$56,312	$188,295	$153,132
Cost of sales	28,952	23,834	71,264	66,217
Gross profit	42,913	32,478	117,031	86,915
Selling, general and administrative expenses	33,133	31,002	98,843	78,807
Operating income	9,780	1,476	18,188	8,108
Other income (expense), net	(379)	288	(1,422)	2,253
Interest expense, net	(2,262)	(5,192)	(6,805)	(11,588)
Income (loss) before provision for income taxes	7,139	(3,428)	9,961	(1,227)
Income tax benefit (provision)	(1,274)	1,051	2,034	(61)
Net income (loss)	$5,865	$(2,377)	$11,995	$(1,288)
Comprehensive income (loss)	$5,865	$(2,377)	$11,995	$(1,288)

Net income (loss) per share - basic:	$0.13	$(73.13)	$0.27	$(234.34)
Net income (loss) per share - diluted:	$0.12	$(73.13)	$0.24	$(234.34)

Weighted average number of shares outstanding - basic:	45,813,801	5,109,016	45,132,567	2,151,324
Weighted average number of shares outstanding - diluted:	49,283,247	5,109,016	49,462,166	2,151,324

e.l.f. Beauty, Inc. and subsidiaries

Condensed consolidated balance sheets

(unaudited)

(in thousands, except share and per share data)

	September 30, 2017	December 31, 2016	September 30, 2016
Assets
Current assets:
Cash	$5,677	$15,295	$21,084
Accounts receivable, net	35,627	37,825	33,931
Inventories	63,571	69,397	41,308
Prepaid expenses and other current assets	8,302	2,387	10,065
Total current assets	113,177	124,904	106,388
Property and equipment, net	16,635	17,151	15,019
Intangible assets, net	107,636	113,003	115,074
Goodwill	157,264	157,264	157,264
Investments	2,875	-	-
Other assets	9,433	2,407	1,713
Total assets	$407,020	$414,729	$395,458

Liabilities, convertible preferred stock and stockholders' equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$18,140	$8,650	$4,619
Accounts payable	21,007	37,944	21,493
Accrued expenses and other current liabilities	12,937	33,676	32,822
Foreign currency forward contracts	-	-	2,369
Total current liabilities	52,084	80,270	61,303
Long-term debt and capital lease obligations	149,690	156,177	156,831
Deferred tax liabilities	34,408	34,212	42,072
Other long-term liabilities	2,878	3,208	2,498
Total liabilities	239,060	273,867	262,704

Commitments and contingencies

Stockholders' equity:
Common stock, par value of $0.01 per share; 250,000,000 shares authorized as of September 30, 2017, December 31, 2016 and September 30, 2016; 46,242,817, 45,276,137, and 45,255,757 shares issued and outstanding as of September 30, 2017, December 31, 2016 and September 30, 2016, respectively	459	438	437
Additional paid-in capital	715,953	700,871	699,364
Accumulated deficit	(548,452)	(560,447)	(567,047)
Total stockholders' equity	$167,960	$140,862	$132,754
Total liabilities, convertible preferred stock and stockholders' equity	$407,020	$414,729	$395,458

e.l.f. Beauty, Inc. and subsidiaries

Condensed consolidated statements of cash flows

(unaudited)

(in thousands)

	Nine months ended September 30,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$11,995	$(1,288)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of intangible and other non-current assets	5,555	6,209
Depreciation of property and equipment	5,121	3,369
Stock-based compensation expense	9,720	5,589
Amortization of debt issuance costs and discount on debt	605	1,504
Deferred income taxes	(1)	193
Debt prepayment penalty	—	400
Loss on disposal of fixed assets	241	235
Loss/(gain) on foreign currency forward contracts	—	(8,333)
Other, net	194	(93)
Changes in operating assets and liabilities:
Accounts receivable	1,993	(11,503)
Inventories	5,837	(9,907)
Prepaid expenses and other assets	(13,030)	(8,315)
Accounts payable and accrued expenses	(34,067)	23,592
Other liabilities	(330)	897
Net cash provided by (used in) operating activities	(6,167)	2,549

Cash flows from investing activities:
Purchase of property and equipment	(4,371)	(5,553)
Investment in equity securities	(2,875)	—
Proceeds from sale of property and equipment	—	84
Net cash used in investing activities	(7,246)	(5,469)

Cash flows from financing activities:
Proceeds from revolving line of credit	24,100	5,500
Repayment of revolving line of credit	(14,600)	(13,200)
Proceeds from long term debt	—	62,294
Repayment of long-term debt	(6,188)	(42,369)
Debt issuance costs paid	(519)	-
Cash received from issuance of common stock	1,309	64,034
Proceeds from repayment of employee note receivable	—	7,912
Deferred offering costs paid	—	(5,574)
Dividend paid	—	(68,000)
Debt prepayment penalty	—	(400)
Other, net	(307)	(197)
Net cash provided by financing activities	3,795	10,000

Net increase (decrease) in cash	(9,618)	7,080
Cash - beginning of period	15,295	14,004
Cash - end of period	$5,677	$21,084

e.l.f. Beauty, Inc. and subsidiaries

Reconciliation of GAAP net income to non-GAAP adjusted EBITDA

(unaudited)

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net income (loss)	$5,865	$(2,377)	$11,995	$(1,288)
Interest expense, net	2,262	5,192	6,805	11,588
Income tax (benefit) provision	1,274	(1,051)	(2,034)	61
Depreciation and amortization	3,528	3,347	10,676	9,578
EBITDA	$12,929	$5,111	$27,442	$19,939
Costs related to "restructuring" of operations (a)	17	807	22	4,651
Initial public offering costs (b)	-	551	-	945
Stock-based compensation	3,787	4,433	9,720	5,589
Management fee (c)	-	400	-	875
Pre-opening costs (d)	92	577	162	807
Customer expansion costs (e)	-	-	-	350
Other non-cash and non-recurring costs (f)	438	-	1,589	-
(Gains) / losses on foreign currency contracts (g)	-	(191)	-	(1,502)
Adjusted EBITDA	$17,263	$11,688	$38,935	$31,654

(a) Represents costs associated with the restructuring of the Company’s operations, including the transition of the Company’s New Jersey warehouse and distribution center in 2016.

(b) Represents expenses related to preparing for and completing the Company’s initial public offering.

(c) Represents management fees paid to TPG Growth II Management, LLC.

(d) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(e) Represents costs associated with securing additional distribution space, slotting expense, freight and certain costs related to installation of fixtures.

(f) Represents legal costs primarily related to a minority equity investment in a social media analytics company, expenses associated with a secondary offering of common stock and costs related to certain transformational information technology projects.

(g) Represents non-cash (gains) / losses on the Company’s foreign currency contracts.

e.l.f. Beauty, Inc. and subsidiaries

Reconciliation of GAAP SG&A to non-GAAP adjusted SG&A

(unaudited)

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Selling, general, and administrative expenses	$33,133	$31,002	$98,843	$78,807
Costs related to "restructuring" of operations (a)	(17)	(807)	(22)	(4,651)
Initial public offering costs (b)	-	(551)	-	(945)
Stock-based compensation	(3,787)	(4,433)	(9,720)	(5,589)
Management fee (c)	-	(400)	-	(875)
Pre-opening costs (d)	(92)	(577)	(162)	(807)
Other non-cash and non-recurring costs (e)	(438)	-	(1,589)	-
Adjusted selling, general, and administrative expenses	$28,799	$24,234	$87,350	$65,940

(a) Represents costs associated with the restructuring of the Company’s operations, including the transition of the Company’s New Jersey warehouse and distribution center in 2016.

(b) Represents expenses related to preparing for and completing the Company’s initial public offering.

(c) Represents management fees paid to TPG Growth II Management, LLC.

(d) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(e) Represents legal costs primarily related to a minority equity investment in a social media analytics company, expenses associated with a secondary offering of common stock and costs related to certain transformational information technology projects.

e.l.f. Beauty, Inc. and subsidiaries

Reconciliation of GAAP net income to non-GAAP adjusted net income

(unaudited)

(in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net income (loss)	$5,865	$(2,377)	$11,995	$(1,288)
Costs related to "restructuring" of operations (a)	17	807	22	4,651
Initial public offering costs (b)	-	551	-	945
Stock-based compensation	3,787	4,433	9,720	5,589
Management fee (c)	-	400	-	875
Pre-opening costs (d)	92	577	162	807
Customer expansion costs (e)	-	-	-	350
Other non-cash and non-recurring costs (f)	438	-	1,589	-
(Gains) / losses on foreign currency contracts (g)	-	(191)	-	(1,502)
Interest expense (h)	-	932	-	932
Tax Impact (i)	(1,658)	(626)	(4,419)	(2,587)
Adjusted net income	$8,541	$4,506	$19,069	$8,772

Fully-diluted pro forma share count (j)	49,283,247	50,276,316	49,462,166	50,276,316
Adjusted pro forma diluted earnings per share	$0.17	$0.09	$0.39	$0.17

(a) Represents costs associated with the restructuring of the Company’s operations, including the transition of the Company’s New Jersey warehouse and distribution center in 2016.

(b) Represents expenses related to preparing for and completing the Company’s initial public offering.

(c) Represents management fees paid to TPG Growth II Management, LLC.

(d) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(e) Represents costs associated with securing additional distribution space, slotting expense, freight and certain costs related to installation of fixtures.

(f) Represents legal costs primarily related to a minority equity investment in a social media analytics company, expenses associated with a secondary offering of common stock and costs related to certain transformational information technology projects.

(g) Represents non-cash (gains) / losses related to the Company’s foreign currency contracts.

(h) Represents the prepayment penalty and acceleration of deferred financing fees related to the repayment of the Company’s second lien term loan with proceeds from the Company’s initial public offering.

(i) Represents the tax impact of the above adjustments.

(j) Presented on a fully-diluted basis utilizing the treasury stock method, and reflects the number of shares issued with the initial public offering in September 2016 as if they had been outstanding as of January 1, 2016.

Investor Relations Contact:

ICR, Inc.

Investors:

Allison Malkin

(203) 682-8200

or

Media:

Brittany Rae Fraser

(646) 277-1231

ELF-ER